UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of January 26, 2005, CallWave, Inc. (the “Company”) executed an employment agreement with Adrian van Haaften to serve as the Company’s Chief Marketing Officer. Mr. van Haaften will report to David F. Hofstatter, the Company’s Chief Executive Officer. The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1.

The terms of the employment agreement provide that the Company will pay to Mr. van Haaften a base salary of $225,000, and will be eligible to receive an annual bonus based upon achievement of reasonable performance criteria. Pursuant to the employment agreement, on the first day of Mr. van Haaften’s employment (the “Grant Date”), he will receive an incentive stock option for the purchase of 50,000 shares of the Company’s common stock, exercisable at the fair market value of the Company’s common stock which will vest over a four year period—12.5% of the shares vest six months after the Grant Date and the remainder vest monthly over the remaining three and a half years.

After one year of employment, the Company will grant to Mr. van Haaften an option to purchase 30,000 shares of the Company’s common stock which will vest over three years—16.67% of the shares will vest after six months and the remainder will vest monthly over the remaining two and a half years. After two years of employment, the Company will grant to Mr. van Haaften an option to purchase 10,000 shares of the Company’s common stock which will vest over two years—25% of the shares will vest after six months and the remainder will vest monthly over the remaining one and a half years. After three years of employment, the Company will grant to Mr. van Haaften an additional option to purchase 10,000 shares of the Company’s common stock which will vest over two years—25% of the shares will vest after six months and the remainder will vest monthly over the remaining one and a half years.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 15, 2005, David Brahm resigned as the Vice President of Marketing for CallWave, Inc. (the “Company”) to pursue other interests.

On February 22, 2005, the Company announced the appointment of Adrian van Haaften, 42, as Chief Marketing Officer of the Company. Prior to joining CallWave, Mr. van Haaften served as President and Chief Executive Officer of OpenGrid, a mobile technology provider to the travel industry from 2002 to 2004. From 2000 to 2002, Mr. van Haaften held the position of Chief Executive Officer and Chief Marketing Officer at Laptop Lane, a provider of airport Internet access services, and from 1998 to 2000 served as Vice President of Marketing at Emperative, a marketing software developer. He received his Bachelor of Arts degree in Economics from the University of British Columbia and completed the Executive Management Program at the London School of Economics.

A copy of the press release issued by the Company announcing the appointment of Mr. Van Haaften and the resignation of Mr. Brahm is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment agreement dated January 26, 2005, between CallWave, Inc. and Adrian van Haaften.

99.1	Press Release dated February 22, 2005, announcing the appointment of Adrian van Haaften as Chief Marketing Officer and the resignation of David Brahm as Vice President of Marketing for the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: February 22, 2005	By:	/s/ Jason S. Spievak
Jason S. Spievak Chief Financial Officer

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